                                                                     Exhibit 4.3

                                                                  Execution Copy

                     REGISTRATION AND TAG-ALONG RIGHTS AGREEMENT

          AGREEMENT dated as of March 17, 1998 among (i) U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation (the"Company"), (ii) SEXTANT TRADING LLC, LUBERT-ADLER REAL ESTATE OPPORTUNITY FUND, L.P., LUBERT-ADLER REAL ESTATE OPPORTUNITY FUND II, L.P. and LUBERT-ADLER CAPITAL REAL ESTATE OPPORTUNITY FUND, L.P. (the "Investors"), and (iii) MICHAEL LEVEN and NEAL K. ARONSON (the "Management Holders" and, together with the Investors, the "Stockholders").

          The Investors have purchased a total of 500,000 shares of the Company's Class A Common Stock, $.0l par value (the "Common Stock"), pursuant to a Subscription Agreement of even date herewith, and have under certain circumstances the right to purchase additional shares of Common Stock. All such shares of Common Stock acquired by the Investors from the Company, and all other securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, are referred to herein as the "Registrable Securities." As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they are either (i) distributed to the public pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act or any similar rule then in force, or (iii) eligible for sale pursuant to the provisions of Rule 144(k) under the Securities Act. In consideration of the mutual undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          Section 1.     DEMAND REGISTRATIONS.

               (a) REQUESTS FOR REGISTRATION. Each Investor shall have the right on one occasion to require the Company to register all or part of its Registrable Securities under the Securities Act on Form S-1 or any similar long-form registration form ("Long-Form Registrations") or on Form S-2 or S-3 or any similar short-form registration form ("Short-Form Registrations"), if available. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the receipt of the Company's notice. All registrations requested pursuant to this Section 2(a) are referred to herein as "Demand Registrations."

               (b) NUMBER OF DEMAND REGISTRATIONS. Each Investor will be entitled to one Demand Registration in which the Company will pay all Registration

Expenses. A registration will not count as a permitted Demand Registration until it has become effective and has remained continuously effective for a period of 120 days (or such shorter period as may be required to effect the distribution of Registrable Securities in accordance with the intended methods of distribution thereunder).

               (c) PRIORITY ON DEMAND REGISTRATIONS. No securities other than Registrable Securities shall be included in any Demand Registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the amount of Registrable Securities requested to be included in such offering exceeds the amount of securities which can be sold therein without adversely affecting the marketability of the offering, the Company will reduce the amount of Registrable Securities in such registration pro rata among the holders thereof on the basis of the respective amounts of Registrable Securities requested to be included therein.

               (d) RESTRICTIONS ON DEMAND REGISTRATIONS. The Company will not be obligated to effect any Long-Form Demand Registration within six months after the effective date of a previous Demand Registration or a registration in which the Stockholders were given piggyback rights pursuant to Section 2 and in which there was no underwriter cut-back in the amount of Registrable Securities requested to be included therein. The Company may postpone for up to 90 days the filing or the effectiveness of a Demand Registration if the Company's board of directors reasonably determines in its good faith judgment that such Demand Registration would have an adverse effect on any material pending corporate transaction that has not been publicly disclosed, provided that in such event the Investors will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder. The Company may not exercise its right to postpone a Demand Registration more than once in any nine-month period.

               (e) SELECTION OF UNDERWRITERS. The Company shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration, subject to the approval of the Investors, which will not be unreasonably withheld.

               (f) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this
Section 1, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than on Form S-4 or Form S-8 or any successor form or pursuant to the exercise of contractual demand registration rights) until a period of at least six months has elapsed from the effective date of such previous registration.

          Section 2.     PIGGYBACK REGISTRATIONS.

               (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to the Investors of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests from the Investors for inclusion therein within 30 days after the receipt of the Company's notice.

               (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration along with securities requested to be included in such registration by other holders exercising similar piggyback rights, pro rata among the holders of such Registrable Securities and such other holders on the basis of the number of shares requested to be included therein by each such holder, and (iii) third, other securities requested to be included in such registration.

               (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities exercising demand registration rights, and the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders exercising demand registration rights, (ii) second, the Registrable Securities requested to be included in such registration along with securities requested to be included in such registration by other holders exercising similar piggyback rights, pro rata among the holders of such Registrable Securities and such other holders on the basis of the number of shares requested to be included therein by each such holder, and (iii) third, other securities requested to be included in such registration.

          Section 3. REGISTRATION PROCEDURES. Whenever the Investors have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               (a) prepare and file with the Securities and Exchange Commission, within 45 days (if a Short-Form Registration) or 90 days (if a Long-Form Registration) after a demand therefor, a registration statement with respect to such

Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Investors copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

               (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (c) furnish to each Stockholder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder;

               (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Stockholder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

               (e) promptly notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD Automated Quotation System;

               (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement:

               (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investors or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

               (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

               (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder; and

               (k) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters.

          Section 4. REGISTRATION EXPENSES. All expenses incident to any permitted Demand Registration or any Piggyback Registration, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and one counsel for the holders of Registrable Securities, and fees and expenses of all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (together, "Registration Expenses") will be borne by the Company.

          Section 5.     INDEMNIFICATION.

               (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder of Registrable Securities expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

               (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder of Registrable Securities; provided that the obligation to indemnify will be individual to each holder of Registrable Securities and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

               (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which case the fees of such additional counsel shall be paid by the indemnifying party.

               (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.


          Section 6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No holder of Registrable Securities may participate in any registration hereunder which is underwritten unless such person (1) agrees to sell such Registrable Securities on the basis provided with any underwriting arrangements (including any lock-up) governing such registration and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents (including holdback agreements) required under the terms of such underwriting arrangements.

          Section 7. TAG-ALONG RIGHTS. In the event that any Management Holder proposes to transfer, in a single transaction or series of related transactions, shares of Common Stock representing 25% or more of the shares of Common Stock held by such Management Holder on the date hereof, which transfer either (i) occurs prior to the date on which all Registrable Securities are freely transferable pursuant to Rule 144(k) under the Securities Act, or (ii) involves a change in control of the Company (defined as the acquisition of Common Stock representing more than 33% of the total combined voting power of the Common Stock taken as a whole, by any person or group of persons acting in concert), the transferring Management Holder shall give written notice of such proposed transfer to each Investor specifying the terms and conditions of such transfer and the identity of the proposed transferee (a "Sale Notice"). Each Investor shall have the right to participate in the proposed transfer by delivering to the transferring Stockholder a written notice of such election within five business days following delivery of the Sale Notice. If any Investor elects to participate in such transfer, the transferring Management Holder and each such participating Investor will be entitled to sell in such proposed transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the number of shares of Common Stock then held by the transferring Management Holder or such participating Investor, as the case may be, by the aggregate number of shares of Common Stock then held by the transferring Management Holder and all participating holders (including the Investors) exercising contractual tag-along rights, multiplied by (ii) the number of shares of Common Stock to be sold in such proposed transfer. The transferring Management Holder shall not effect such proposed transfer unless the proposed transferee consents to the participation of the Investors pursuant to this Section 7. In the event that no Investor elects to participate in a proposed transfer, the transferring Management Holder shall have a period of time ending 90 days after the date of delivery of the Sale Notice (or, if later, five days following the expiration or early termination of all waiting periods applicable to such transfer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) within which to effect the transfer on the terms set forth in the Sale Notice. In the event that such transfer is not completed within such period or in the event of a material change in the terms set forth in the Sale Notice, the transferring Management Holder shall be required to once again comply with the provisions of this Section 7 prior to effecting any transfer of such shares. This Section 7 shall not apply to transfers between the Management

Holders or by a Management Holder to members of such Stockholder's immediate family or a trust for the benefit of members of such Stockholder's immediate family so long as such transferee agrees to be bound by the provisions of this
Section 7 in connection with any subsequent transfer of such shares. For purposes of this Section 7, "Common Stock" shall include the Company's Class A Common Stock and Class B Common Stock.

          Section 8. SECURITIES LAW COMPLIANCE. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission which may effectuate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees to: (i) exercise best efforts to cause the Company to be eligible to utilize Form S-3 (or any similar form) for the registration of Registrable Securities; (ii) at such time as any Registrable Securities are eligible for transfer under Rule 144(k), upon the request of the holder of such Registrable Securities, remove any restrictive legend from the certificates evidencing such securities at no cost to such holder; (iii) make and keep available public information as defined in Rule 144 under the Securities Act at all times; (iv) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
(v) furnish any holder of Registrable Securities upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission (including Rule
144A) allowing a holder of Registrable Securities to sell any such securities without registration.

          Section 9.     MISCELLANEOUS.

               (a) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Investors in this Agreement.

               (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Investors to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

               (c) REMEDIES. Any Stockholder having rights under any provision of this Agreement will be entitled to enforce such rights specifically and recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

               (d) AMENDMENTS, WAIVERS AND TERMINATION. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Investors. This Agreement shall automatically expire on the fifteenth anniversary of the date hereof.

               (e) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Investors are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, and the rights under this Agreement shall be automatically assigned to any such subsequent holder.

               (f) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

               (h) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          Section 10. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid,
(iii) sent by fax transmission with telephonic confirmation accompanied by a mailing, pursuant to clause (ii), or (iv) sent on a next-day basis via a nationally recognized overnight courier to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

          (a)  If to the Company:

               U.S. Franchise Systems, Inc.
               13 Corporate Square, Suite 250
               Atlanta, GA 30329
               Attn:     Neal Aronson
          `    Facsimile: (404) 321-4482

          (b)  If to the Investors:

               Sextant Trading LLC
               527 Madison Avenue, 17th Floor
               New York, NY 10022
               Attn:     Adam Anhang
               Facsimile:  (212) 319-4557

               Lubert-Adler Funds
               101 West Main Street
               Moorestown, NJ 08057
               Attn:     Dean Adler
               Facsimile: __________

          (c)  If to the Management Holders:

               c/o U.S. Franchise Systems, Inc.
               13 Corporate Square, Suite 250
               Atlanta, GA 30329
               Facsimile: (404) 321-4482

or to such other address as any party may specify by notice given to the other party in accordance with this Section. The date of giving any such notice shall be (i) the date of hand delivery, (ii) the date five days after posting of the mail, (iii) the date sent by fax transmission if during a business day or otherwise the first business day thereafter or (iv) the business day after delivery to the overnight courier service.

          Section 11. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF DELAWARE.

                                      * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                              U.S. FRANCHISE SYSTEMS, INC.


                              By: /s/ Neal Aronson
                                 ----------------------------------
                                 Its: Executive Vice President and
                                      Chief Financial Officer

                                   SEXTANT TRADING LLC


                                   By: /s/ David Hamamoto
                                      -----------------------------
                                      Its:
                                          -------------------------


                                   LUBERT-ADLER REAL ESTATE
                                        OPPORTUNITY FUND, L.P.

                                   By:  IL PARTNERS, L.P., its General Partner

                                          By:   L&A Management, Inc., its
                                                General Partner

                                                By: /s/ Dean S. Adler
                                                   ----------------------------
                                                      Dean S. Adler, President


                                   LUBERT-ADLER REAL ESTATE
                                        OPPORTUNITY FUND II, L.P.

                                   By: IL PARTNERS, L.P., its General Partner

                                              By:   L&A Management, Inc., its
                                                     General Partner

                                                By: /s/ Dean S. Adler
                                                   ----------------------------
                                                      Dean S. Adler, President


                         [Signatures continued on next page]

                              LUBERT-ADLER CAPITAL REAL ESTATE
                                   OPPORTUNITY FUND, L.P.

                                   By: IL PARTNERS, L.P., its General Partner

                                              By:   L&A Management, Inc., its
                                                    General Partner

                                                By: /s/ Dean S. Adler
                                                   ----------------------------
                                                      Dean S. Adler, President
























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